EXHIBIT 99.2

EVIDENCE OF SIGNATORY AUTHORITY

Excerpt from Commercial Register of Novartis AG

Identification number	Legal status	Entry	Cancelled	Carried CH-270.3.002.061-2
				from: CH-270.3.002.061-2/a	1
CHE-103.867.266	Limited or Corporation	01.03.1996		on:

All data

In	Ca	Business name	Ref	Legal seat
1		Novartis AG	1	Basel
1		(Novartis SA) (Novartis Inc.)

CHE-103.867.266 Novartis AG					Basel	3
All data
In	Mo	Ca	Personal Data	Function	Signature
1			Rehm, Christian Jakob, von Illanz/Glion, in Muttenz		joint signature at two

CHE-103.867.266 Novartis AG					Basel	3
All data
In	Mo	Ca	Personal Data	Function	Signature
1			Weiss, Daniel Andreas, von Basel, in Biel-Benken		joint signature at two